Exhibit 23(a)


                             EATON & COTTRELL, P.A.
                                 1310 25TH AVE.
                               GULFPORT, MS 39502
                                 (601) 864-9900



                                December 18, 1995



Mississippi Power Company
2992 West Beach
Gulfport, Mississippi  39501

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Mississippi Power Company (the "Company") dated December 5, 1995, relating to $30,000,000 aggregate principal amount of First Mortgage Bonds, 6 7/8% Series due December 1, 2025, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated December 5, 1995.


                                   Very truly yours,

                                   /s/Eaton & Cottrell, P.A.